Exhibit 5.2

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

February 24, 2026

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017

JPMorgan Chase Financial Company LLC
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

JPMorgan Chase & Co., a Delaware corporation (the “Company”), and JPMorgan Chase Financial Company LLC, a Delaware limited liability company (“JPMCFC”), are filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i)(a) the Company’s Global Medium-Term Notes, Series E (the “Company Notes”), to be issued from time to time pursuant to the Indenture dated as of May 25, 2001 between the Company and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, as supplemented by a First Supplemental Indenture dated as of April 9, 2008, a Second Supplemental Indenture dated as of November 14, 2011, a Third Supplemental Indenture dated as of September 24, 2014, a Fourth Supplemental Indenture dated as of December 5, 2014, a Fifth Supplemental Indenture dated as of December 30, 2014 and a Sixth Supplemental Indenture dated as of January 13, 2017 (as so supplemented, the “Company Indenture”) and (b) guarantees of the JPMCFC Notes (as defined below) by the Company (the “Guarantees”); and (ii) JPMCFC’s Global Medium-Term Notes, Series A (the “JPMCFC Notes” and together with the Company Notes, the “Notes”), which will be fully and unconditionally guaranteed by the Company, to be issued from time to time pursuant to the Indenture dated as of February 19, 2016 among JPMCFC, the Company and Deutsche Bank Trust Company Americas, as trustee (the “JPMCFC Indenture” and together with the Company Indenture, the “Indentures”).

We, as your special products counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company or JPMCFC that we reviewed were and are accurate and (vii) all representations made by the Company or JPMCFC as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

JPMorgan Chase & Co.

1.	When the specific terms of a particular series of Company Notes have been duly authorized and established in accordance with the Company Indenture; and such Company Notes have been duly executed, authenticated, issued and delivered in accordance with the Company Indenture and the applicable underwriting or other distribution agreement against payment therefor, such Company Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Company Notes to the extent determined to constitute unearned interest.

2.	When (A) the specific terms of a particular series of JPMCFC Notes and the related Guarantees have been duly authorized and established in accordance with the JPMCFC Indenture; (B) in the case of JPMCFC Notes represented by a master global note duly executed and authenticated in accordance with the JPMCFC Indenture, (i) such JPMCFC Notes and the related Guarantees have been duly issued in accordance with the JPMCFC Indenture, (ii) the trustee and/or a duly appointed paying agent has made, in accordance with the instructions of JPMCFC, the appropriate entries or notations in its records relating to the master global note that represents such JPMCFC Notes and (iii) such JPMCFC Notes and the related Guarantees have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; and (C) in the case of JPMCFC Notes represented by a global note, such JPMCFC Notes and the related Guarantees have been duly executed, authenticated, issued and delivered in accordance with the JPMCFC Indenture and the applicable underwriting or other distribution agreement against payment therefor, such JPMCFC Notes will constitute valid and binding obligations of JPMCFC and the related Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the JPMCFC Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the JPMCFC Notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Note, (i)(a) with respect to any Company Note, pursuant to the authority granted by the Board of Directors of the Company (or a duly authorized committee thereof) or (b) with respect to any JPMCFC Note, pursuant to the authority granted by the Board of Managers of JPMCFC (or a duly

February 24, 2026	2

JPMorgan Chase & Co.

authorized committee thereof) and the Board of Directors of the Company (or a duly authorized committee thereof), as the case may be, a duly authorized officer or attorney-in-fact shall have duly established the terms of such Note and duly authorized the issuance and sale of such Note and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware and JPMCFC shall remain validly existing as a limited liability company in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Notes and the Guarantees (collectively, the “Documents”) have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company and JPMCFC); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Note or any related Guarantee.  We have also assumed that the terms of any Note or any related Guarantee whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any Company Note or the issuance, execution, delivery and performance by JPMCFC or the Company of any JPMCFC Note or any related Guarantee, as applicable, (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or JPMCFC.

In connection with our opinions above, we note that, as of the date of this opinion, a judgment for money in an action based on Notes payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular Note is payable into United States dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the Notes were entered by a New York court applying New York law, such court would render a judgment in such foreign currency, and such judgment would be converted into United States dollars at the rate of exchange prevailing on the date of entry of such judgment.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or JPMCFC, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In addition:

(a)	if a pricing supplement relating to the offer and sale of any particular Company Note or Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the

February 24, 2026	3

JPMorgan Chase & Co.

indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to [(x)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to the Company, the indenture, the notes (together with the indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by the Company on February 24, 2026.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”; and

(b)	if a pricing supplement relating to the offer and sale of any particular JPMCFC Note or Notes is prepared and filed by JPMCFC and the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMCFC and the Company, [when the notes offered by this pricing supplement have been executed and issued by JPMCFC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by JPMCFC pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMCFC, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of JPMCFC and the related guarantee will constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of

February 24, 2026	4

JPMorgan Chase & Co.

bad faith), provided that such counsel expresses no opinion as to [(x)](i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the JPMCFC Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation under the related guarantee [or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMCFC or the Company, the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the [notes] [master note] and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMCFC and the Company on February 24, 2026.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

February 24, 2026	5